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                                                                   Exhibit 99(b)



January 8, 2001



Dear Coddle Creek Financial Corp. Shareholder:

The Board of Directors of Coddle Creek Financial Corp. has declared a dividend totaling $20 for each share of the Corporation's issued and outstanding common stock. This special distribution is payable on January 24, 2001 to shareholders of record on January 19, 2001. It is possible that some portion of the dividend will represent a regular dividend for the period ending December 31, 2001. The remainder will be a special dividend. Further information about this will be provided in the future.

We appreciate your support. Please let us know your questions.

Sincerely yours,

CODDLE CREEK FINANCIAL CORP.


George W. Brawley, Jr.
President